UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-29092	54-1708481
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-902-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2006, Primus Telecommunications Group, Incorporated (the “Registrant”) entered into a subscription agreement (the “Subscription Agreement”) with an existing stockholder (the “Investor”), pursuant to which it sold 6,666,667 shares of the Company’s common stock (the “Offering”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-110241), as supplemented by the Prospectus Supplement dated March 13, 2006. On March 15, 2006, the closing of the Offering was completed. The aggregate number of shares of common stock issued by the Company under the Subscription Agreement represents approximately 5.86% of the Company’s outstanding common stock as of March 13, 2006 after giving effect to the issuance of such shares. The purchase price per share of $0.750 represents a discount of 6.13% from the closing price of the Company’s common stock on the Nasdaq National Market on March 10, 2006.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Date: March 15, 2006	By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1	Form of Subscription Agreement

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).